Exhibit 10.1

AMENDMENT NO. 2 TO SIXTH AMENDED AND RESTATED

MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Amendment No. 2 to Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement (this “Amendment”) is entered into as of February 27, 2015 by and among ACRE CAPITAL LLC (the “Borrower”), the financial institutions (the “Lenders”) party to that certain Credit Agreement (as defined below) and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S

A.                                    The Agent, the Lenders and the Borrower are parties to that certain Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement, dated as of May 1, 2014 (as amended and/or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement; and

B.                                    The Borrower requests that the Agent and the Lenders (i) extend the stated Maturity Date of the Credit Agreement through June 30, 2016 and (ii) increase the aggregate Commitment Amount under the Credit Agreement to $135,000,000 for the period beginning on February 27, 2015 and ending on the Maturity Date; and

C.                                    In response to such requests, the Agent and the Lenders have agreed to amend and waive certain provisions of the Credit Agreement solely upon the terms and conditions set forth herein, it being the intention of the parties that such amendments shall not constitute a novation of the obligations of the Borrower under the Credit Agreement and the other Loan Documents.

NOW THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and conditions set forth herein and in the Credit Agreement, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Addition of Section 2A.  The following Section 2A is hereby added to the Credit Agreement after Section 2.6:

“2A  TAXES, YIELD PROTECTION AND ILLEGALITY.

2A.1                      Taxes.

(a)                                 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Agent) require the deduction or withholding of any Tax from any such payment by the Agent or the Borrower, then the Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2A.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If the Borrower or the Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2A.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnifications.

(i)                                     The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2A.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however that the Borrower, upon recording in its financial records any reserves required by GAAP, shall be given a reasonable opportunity to contest any such Indemnified Taxes which it reasonably believes have been incorrectly imposed or asserted, and no payment for such Indemnified Taxes shall be due until such contest has been resolved.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall also, and does hereby indemnify the Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Agent as required pursuant to Section 2A.1(c)(ii) below.

(ii)                                  Each Lender and the Agent shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (B) the Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3.3 relating to the maintenance of a Register and (C) the Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this Section 2A, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2A(e)(ii)(A) and (ii)(B)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of either IRS Form W-8BEN-E or IRS Form W-8BEN or any successor thereto establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, either IRS Form W-8BEN-E or IRS Form W-8BEN or any successor thereto establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed copies of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of either IRS Form W-8BEN-E or IRS Form W-8BEN or any successor thereto; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, either IRS Form W-8BEN-E or either IRS Form W-8BEN-E or IRS Form W-8BEN or any successor thereto, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Second Amendment Date.

(iii)                               Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2A expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be.  If any Recipient receives a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2A, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2A with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)                                  Survival.  Each party’s obligations under this Section 2A shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

2A.2  Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its lending office to make, maintain or fund any Advance or any other credit extension whose interest is determined by reference to the LIBOR Daily Floating Rate, or to determine or charge interest rates based upon the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, the interest rate on such Advance or other credit extension shall be the Prime Rate until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

2A.3  Inability to Determine Rates.  If (i)  the Agent determines that (A)  Dollars are not being offered to banks in the London interbank market for a one-month term and in the applicable amount of any Loan or (B) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate with respect to any Loan, or (ii) the Agent or the Requisite Lenders determine that for any reason the LIBOR Daily Floating Rate with respect to any Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender.  Thereafter, the interest rate on each affected Loan shall be the Prime Rate until the Agent (upon the instruction of the Requisite Lenders) revokes such notice.

2A.4  Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Daily Floating Rate) or the Agent;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the Agent or the London interbank market any other condition, cost or expense affecting this Agreement or any Advance or other credit extension made hereunder;

and the result of any of the foregoing shall be to increase the cost of making, continuing or maintaining such Advance or other credit extension or to reduce the amount of any sum received or receivable by such Lender or the Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Agent, the Borrower will pay to such Lender or the

Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the Agent determines that any Change in Law affecting such Lender or the Agent or any lending office of such Lender or such Lender’s or the Agent’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Agent’s capital or on the capital of such Lender’s or the Agent’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender, to a level below that which such Lender or the Agent or such Lender’s or the Agent’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the  Agent’s policies and the policies of such Lender’s or the Agent’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Agent or such Lender’s or the Agent’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the Agent setting forth the amount or amounts necessary to compensate such Lender or the Agent or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay to such Lender or the Agent, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the Agent to demand compensation pursuant to the foregoing provisions of this Section 2A shall not constitute a waiver of such Lender’s or the Agent’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Agent pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Agent, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

2A.5  Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under 2A.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the Agent, or any Governmental Authority for the account of any Lender or the Agent pursuant to 2A.1, or if any Lender gives a notice pursuant to 2A.2, then at the request of the Borrower, such Lender or the Agent shall, as applicable, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2A.1 or 2A.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2A.2, as applicable, and (ii) in each case, would not subject such Lender or the Agent, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Agent, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Agent in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 2.A4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2A.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2A.5(a), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.3), all of its interests, rights (other than its existing rights to payments pursuant to 2A.1 and 2A.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)                                     the Borrower, on behalf of the assigning Lender, shall have paid to the Agent the registration fee referred to in Section 11.3.1;

(ii)                                  such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans,

accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2A.4 or payments required to be made pursuant to Section 2A.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)                              such assignment does not conflict with applicable Laws; and

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2A.6  Survival.  All of the Borrower’s obligations under this 2A shall survive termination of the aggregate Commitments of all the Lenders, repayment of all other Obligations hereunder, resignation of the Agent and the Maturity Date.”

Section 2.                                           Reduction in Unused Fee.  Section 2.5.2 of the Credit Agreement is hereby amended by replacing “50%” with “40%”.

Section 3.                                           Amendment to Section 7.5.4(l).  Section 7.5.4(l) of the Credit Agreement is hereby amended by replacing the text after “(l)” and before “Section 7.5.5” with the following:

“A copy of the quarterly DUS lender attestation furnished to Fannie Mae within forty-five (45) days after the last day of each of the first three fiscal quarters and within ninety (90) days of the last day of the fourth fiscal quarter.”

Section 4.                                           Amendment to Leverage Covenant.  Section 7.25.4 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“7.25.4  Ratio of Total Liabilities to Tangible Net Worth.  The Borrower shall at all times maintain a ratio of total liabilities (excluding liabilities consisting of outstanding principal and interest included in the Loan and under any Agency Line permitted pursuant to Section 7.14.1(c) from such calculation of liabilities and determined in accordance with GAAP) to Tangible Net Worth (excluding any assets pledged to secure obligations under the Loan or any other Agency Lines from the calculation of Tangible Assets and excluding liabilities consisting of outstanding principal and interest included in the Loan and under any Agency Line permitted pursuant to Section 7.14.1(c) from the calculation of Liabilities) not to exceed 2.50:1.00.”

Section 5.                                           Amendment to Schedule 1.  Schedule 1 to the Credit Agreement is hereby amended by replacing it in its entirety with Schedule 1 attached hereto as Exhibit A.

Section 6.                                           Additional Definitions.  The Credit Agreement is hereby amended by adding the following definitions to Exhibit A of the Credit Agreement in the appropriate alphabetical order:

“Change in Law means the occurrence, after the Second Amendment Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.”

“Code means the Internal Revenue Code of 1986, as may be amended or replaced from time to time.”

“Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.”

“Dollar and ‘$’ mean lawful money of the United States.”

“Excluded Taxes means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2A.5) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2A.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2A.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.”

“FATCA means Sections 1471 through 1474 of the Code, as of the Second Amendment Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.”

“Foreign Lender means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.”

“Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b), to the extent not otherwise described in clause (a), Other Taxes.”

“Laws means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charge with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.”

“LIBOR Daily Floating Rate means a fluctuating rate of interest which can change on each banking day.  The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Agent) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date.  The Agent will use the “LIBOR Rate” as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Agent from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Agent.”

“Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).”

“Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).”

“Recipient means the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.”

“Second Amendment Date means February 27, 2015.”

“Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.”

Section 7.                                           Amendment to Definitions.

(a) The definition of “Applicable Rate” set forth in Exhibit A to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Applicable Rate means, for any day, either (a) the LIBOR Daily Floating Rate, plus one and 60/100 percent (1.60%) per annum; or (b) if any of the events set forth in Sections 2A.2 or 2A.3 occur, the Prime Rate, plus one and 60/100 percent (1.60%) per annum.”

(b)  The definition of “Commitment Amount” set forth in Exhibit A to the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“Commitment Amount means, for each Lender, the amount set forth on Schedule 1, and, in the aggregate under this Agreement the aggregate amount for all the Lenders set forth on Schedule 1 not to exceed $135,000,000.”

(c)  The definition of “Daily Floating LIBOR Rate” set forth in Exhibit A to the Credit Agreement is hereby deleted in its entirety.  All references to the term “Daily Floating LIBOR Rate” in the Loan Documents shall be replaced with the term “LIBOR Daily Floating Rate” and shall have the definition given to LIBOR Daily Floating Rate in this Amendment.

(d)  The definition of “Maturity Date” set forth in Exhibit A of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Maturity Date means the earlier of June 30, 2016 or the date upon which the Commitments are terminated or the Loan is accelerated in accordance with the applicable provisions of this Agreement.”

Section 8.                                           Amendment to Exhibit C-1.  Exhibit C-1 to the Credit Agreement is hereby amended by replacing it in its entirety with the Exhibit C-1 attached hereto as Exhibit D.

Section 9.                                           Amendment to Exhibit D.  Section 1 to Exhibit D to the Credit Agreement is hereby amended by deleting the phrase “has been previously” and replacing it with the phrase “is currently”.

Section 10.                                    Amendment to Compliance Certificate.  Section 7.25.4 of the ACRE CAPITAL LLC Compliance Certificate as set forth on Exhibit G to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“7.25.4 Maintain a ratio of total liabilities (minus those liabilities consisting of outstanding principal and interest included under the Loan or any Agency Line and determined in accordance with GAAP) to Tangible Net Worth (excluding any assets pledged to secure obligations under the Loan or any Agency Lines from the calculation of Tangible Assets and excluding liabilities consisting of outstanding principal and interest included under the Loan or any Agency Line permitted pursuant to Section 7.14.1(c) from the calculation of Liabilities) to exceed:

2.50:1:00 ”

Section 11.                                    Additional Exhibits.  The Credit Agreement is hereby amended by adding Exhibits I-1, I-2, I-3 and I-4, attached hereto as Exhibits E-1, E-2, E-3 and E-4, at the end of the Credit Agreement.

Section 11.                                    Representations and Warranties.  The Borrower represents and warrants to the Lenders and the Agent as of the effective date of this Amendment that:

(a)  No Default is in existence on the date hereof, or will result from the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby;

(b)  Each of the representations and warranties of the Borrower in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event); and

(c)  This Amendment and the Credit Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrower and are enforceable against it in accordance with their terms.

Section 13.            Ratification.  Except as hereby waived and amended, the Credit Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default or of any covenant, term or provision of the Credit Agreement or the other Loan Documents.

Section 14.            Fee Letter.  The Borrower agrees to pay the Agent the fee(s) described in that certain side letter of even date herewith between the Borrower and the Agent (as the same may be amended and/or restated from time to time, the “Fee Letter”).

Section 15.            Conditions Precedent.  The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until: (a) receipt by the Agent of a fully-executed counterpart original of this Amendment; (b) receipt by Bank of America, N.A., in its capacity as a Lender, of a fully-executed original Third Amended and Restated Promissory Note, in the form attached hereto as Exhibit B (c) receipt by the Agent of the other instruments, agreements, certificates and documents listed on the closing checklist attached hereto as Exhibit C; and (d) payment by the Borrower of all of the Agent’s fees, costs and expenses associated with the preparation, negotiation, execution and delivery and administration of this Amendment and the Credit Agreement accrued through the date hereof, including, without limitation, the Agent’s attorneys’ fees.

Section 16.            Counterparts.  This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 17.            Amendment as Loan Document.  Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

Section 18.            Governing Law.  This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws other than for sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 19.            Successors and Assigns.  This Amendment shall be binding upon each of the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Lenders and the Agent.

Section 20.            Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 21.            Expenses.  The Borrower agrees to promptly reimburse the Agent and the Lenders for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 22.            Integration.  This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein.  This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 23.            No Course of Dealing.  The Agent and the Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Agent and the Lenders are not establishing any course of dealing with the Borrower.  The Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Credit Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment.  None of the Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Lenders may require the payment of fees in connection therewith. The Borrower agrees that none of the ratifications and reaffirmations set forth herein, nor the Agent’s nor any Lender’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower with respect to any subsequent modification, consent or waiver with respect to the Credit Agreement or any other Loan Document.

Section 24.            Jury Trial Waiver.  THE BORROWER, THE AGENT AND THE LENDERS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[Remainder of the page intentionally left blank; signatures appear on next page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment No. 2 as of the date first set forth above.

BORROWER:	ACRE CAPITAL LLC

		By:	/s/ Rachel Vinson
Name: Rachel Vinson
Title: Vice President

AGENT AND LENDER:	BANK OF AMERICA, N.A

	By:	/s/ Andrew Blomstedt
Name: Andrew Blomstedt
Title: Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement

EXHIBIT A

SCHEDULE 1 TO LOAN AGREEMENT

Lenders and Commitments

Lender	Commitment	Commitment Percentage	Address for Notices	Address for Advance Requests
Bank of America, N.A.	$135,000,000	100%	Bank of America, N.A. 225 Franklin Street, 2nd Floor Mail Stop MA1-225-02-04 Boston, MA 02110 Attn: Mr. Andrew Blomstedt Vice President email: andrew.blomstedt@baml.com telephone: 617-346-3491

Bank of America, N.A.

225 Franklin Street, 2nd Floor

Mail Stop MA1-225-02-04

Boston, MA 02110

Attn: Cheryl A. Bailey,

Vice President

email: cheryl.a.bailey@baml.com

telephone: 617-346-0089

Attn: Clare O’Connor,

Assistant Vice President

email: clare.m.o’connor@baml.com

telephone:  617-346-0121

EXHIBIT B

THIRD AMENDED AND RESTATED PROMISSORY NOTE

$135,000,000.00	as of February 27, 2015

1.                                      Promise To Pay.  FOR VALUE RECEIVED, ACRE CAPITAL LLC (the “Borrower”) promises to pay to the order of BANK OF AMERICA, N.A. (the “Bank”), the principal sum of ONE HUNDRED THIRTY-FIVE MILLION AND 00/100 DOLLARS ($135,000,000.00) or so much thereof as may be advanced by or on behalf of the Bank, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each Advance from the date of its disbursement until such principal sum shall be fully paid.  Interest and principal shall be payable as set forth in the Credit Agreement (as defined below).  The total principal sum or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on the Maturity Date.

All payments under this Note shall be made at the office of the Agent as set forth in the Credit Agreement (or at such other place as the Agent may designate from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds.  The Borrower may prepay this Note in whole or in part at any time as provided in the Credit Agreement without premium or additional charge.  Amounts so prepaid may be borrowed and reborrowed by the Borrower from time to time as provided in the Credit Agreement.

2.                                      Credit Agreement.  This Note is issued pursuant to and is subject to the terms, provisions and conditions of that certain Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement entered into as of May 1, 2014 (as amended and/or restated from time to time, and as any provision thereof may be waived, the “Credit Agreement”) among: the Borrower; the Bank and each other financial institution party thereto from time to time as a Lender; and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.  This Note may be one of several Notes that may be executed and delivered from time to time by the Borrower to the different Lenders in accordance with the terms and provisions of the Credit Agreement.

3.                                      Acceleration; Event of Default.  The principal of, and interest on, this Note shall be payable as provided in the Credit Agreement and shall be subject to acceleration as provided therein.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Credit Agreement, any other Loan Document or at law or in equity.

4.                                      Certain Waivers, Consents and Agreements.  Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby; (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the Agent or the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Credit Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to the Credit Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if the Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable costs and expenses actually incurred by the Agent and the Bank in accordance with the Credit Agreement; and (f) consents to all of the terms and conditions contained in this Note, the Credit Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Credit Agreement, or any one or more of the other Loan Documents.

5.                                      Delay Not A Bar.  No delay or omission on the part of the Agent or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Credit Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

6.                                      Partial Invalidity.  The invalidity or unenforceability of any provision hereof, of the Credit Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.                                      Compliance With Usury Laws.  All agreements among the Borrower, the Agent and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Agent or the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law”, shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of the Borrower, the Agent and the Lenders in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Agent or the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements among the Borrower, the Agent and the Lenders with respect to the Loan.

8.                                      Use of Proceeds.  All proceeds of the Loan shall be used solely for the purposes provided for in the Credit Agreement.

9.                                      Security.  This Note is secured by the Collateral as set forth in the Credit Agreement.  The Collateral for this Note shall be held by the Agent for the ratable benefit of the Lenders, including the Bank.

10.                               Notices.  Any notices given with respect to this Note shall be given in the manner provided for in the Credit Agreement.

11.                               Governing Law and Consent to Jurisdiction.

11.1                        Governing Law.  This Note and each of the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

11.2                        Consent to Jurisdiction.  EACH OF THE BORROWER AND THE BANK (BY THE ACCEPTANCE OF THIS NOTE) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWER AND THE BANK AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, OR THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH OF THE BORROWER AND THE BANK WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (ii) OF THIS SECTION.  EACH OF THE

PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

12.                               Waiver of Jury Trial and Damages.  THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK, THE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWER AND THE BANK (BY THE ACCEPTANCE OF THIS NOTE) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, EACH OF THE BORROWER AND THE BANK (BY THE ACCEPTANCE OF THIS NOTE) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BORROWER, THE BANK, THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BORROWER, THE BANK, THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.  THESE WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR THE BORROWER TO MAKE THIS NOTE AND THE BANK TO ACCEPT THIS NOTE AND ADVANCE ITS COMMITMENT PERCENTAGE OF THE LOAN.

13.                               No Oral Change.  This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a single writing signed by the parties against which enforcement is sought in accordance with the terms and conditions of the Credit Agreement.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

14.                               Rights of Agent, Bank and Holder.  This Note and the rights and remedies provided for herein may be enforced by the Agent, the Bank, or any subsequent holder hereof.  Wherever the context permits, each reference to the term “holder” herein shall mean and refer to the Agent or the then holder of this Note.

15.                               Right to Pledge.  Subject to Section 11.3.7 of the Credit Agreement, the Bank may at any time pledge all or any portion of its rights under this Note (or any portion thereof) or any of the other Loan Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release the Bank from its obligations under this Note or any of the other Loan Documents.

16.                               Not a Novation.  This Note is intended to amend and restate that certain Second Amended and Restated Note, dated as of May 1, 2014 (as amended from time to time), made by the Borrower payable to the order of Bank of America, N.A., as the Credit Agent and sole Lender, in principal face amount of $80,000,000.00 (the “Original Note”), and is intended as a continuation of the transactions contemplated by the Original Note, and shall not constitute a novation of the Original Note.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Note has been duly executed and delivered by an Authorized Representative of the Borrower as of the date first above written.

BORROWER:	ACRE CAPITAL LLC

By:
		Name:	Rachel Vinson
		Title:	Vice President

Signature Page to Third Amended and Restated Promissory Note